Curtiss-Wright Corporation, Page 1

Exhibit 99.1

NEWS RELEASE

CURTISS-WRIGHT REPORTS FOURTH QUARTER AND FULL-YEAR 2024 FINANCIAL RESULTS; ISSUES FULL-YEAR 2025 GUIDANCE REFLECTING HIGHER SALES, OPERATING MARGIN EXPANSION AND DOUBLE-DIGIT EPS GROWTH

Company Delivers Record FY24 Sales, Profitability, EPS, Free Cash Flow and Orders

DAVIDSON, N.C. – February 12, 2025 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the fourth quarter and full-year ended December 31, 2024.

Fourth Quarter 2024 Highlights:
•Reported sales of $824 million, up 5%, operating income of $155 million, operating margin of 18.8%, and diluted earnings per share (EPS) of $3.09;
•Adjusted operating income of $163 million;
•Adjusted operating margin of 19.8%;
•Adjusted diluted EPS of $3.27, up 3%;
•Free cash flow (FCF) of $278 million, generating 223% Adjusted FCF conversion;
•Total share repurchases of $112 million; and
•New orders of $939 million, up 37%, generating a book-to-bill of 1.1x.

Full-Year 2024 Highlights:
•Reported sales of $3.1 billion, up 10%, operating income of $529 million, operating margin of 16.9%, and diluted EPS of $10.55;
•Adjusted operating income of $546 million, up 11%;
•Adjusted operating margin of 17.5%, up 10 basis points;
•Adjusted diluted EPS of $10.90, up 16%;
•FCF of $483 million, generating 116% Adjusted FCF conversion;
•Total share repurchases of $250 million;
•New orders of $3.7 billion, up 20%, reflecting strong demand in our Aerospace & Defense (A&D) markets, and book-to-bill of 1.2x; and
•Backlog of $3.4 billion, up 20%.

"Curtiss-Wright concluded the year with a strong, fourth quarter financial performance that reflected better-than-expected sales growth, record quarterly Adjusted diluted EPS of $3.27, strong free cash flow and robust order activity," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation.

"We achieved numerous financial records in 2024, while maintaining our commitment to invest in innovative technologies, capacity expansion, talent and systems to support our future growth. Our performance was highlighted by double-digit growth in sales, operating income and diluted EPS, along with record free cash flow of $483 million, as we delivered profitable growth while reducing working capital. We also experienced strong demand across our Defense and Commercial Aerospace markets, driving record new orders of $3.7 billion. Our results this past year are a testament to our teams' strong execution and the momentum we are building in our Pivot to Growth strategy."

"Looking ahead, our strong backlog at the start of the year, combined with the alignment of our technologies to favorable secular growth trends in our end markets, reinforces our confidence in

Curtiss-Wright Corporation, Page 2
delivering another strong performance in 2025. We anticipate total sales growth of 7% to 8%, driven by strong organic growth in our A&D and Commercial Nuclear markets, and the contribution from our recently completed acquisition of Ultra Energy. We also expect to deliver operating margin expansion of 40 to 60 basis points while increasing our R&D investments, as well as double-digit EPS growth and strong free cash flow generation. As a result, we maintain line of sight to the three-year financial targets that we communicated at our 2024 Investor Day and remain well-positioned to drive long-term shareholder value."

Curtiss-Wright Corporation, Page 3
Fourth Quarter 2024 Operating Results

(In millions)	Q4-2024	Q4-2023	Change
Reported
Sales	$824	$786	5%
Operating income	$155	$161	(4%)
Operating margin	18.8%	20.4%	(160 bps)

Adjusted (1)
Sales	$824	$786	5%
Operating income	$163	$163	0%
Operating margin	19.8%	20.8%	(100 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $824 million increased 5% compared with the prior year period;
•Total A&D market sales increased 6%, while total Commercial market sales increased 3%;
•In our A&D markets, we experienced solid growth in the defense markets principally driven by increased submarine revenues in naval defense, as well as higher OEM sales in the commercial aerospace market;
•In our Commercial markets, we experienced solid growth in the power & process market, principally driven by higher sales of commercial nuclear products that were partially offset by lower industrial valve sales in the process market, in addition to lower sales in the general industrial market; and
•Adjusted operating income was $163 million, essentially flat compared with the prior year period, while Adjusted operating margin decreased 100 basis points to 19.8%, as favorable overhead absorption on overall higher revenues was partially offset by higher investments in research and development in all three segments, as well as unfavorable mix in both the Defense Electronics and Naval & Power segments.

Curtiss-Wright Corporation, Page 4
Fourth Quarter 2024 Segment Performance

Aerospace & Industrial

(In millions)	Q4-2024	Q4-2023	Change
Reported
Sales	$251	$238	5%
Operating income	$48	$44	9%
Operating margin	19.1%	18.5%	60 bps

Adjusted (1)
Sales	$251	$238	5%
Operating income	$54	$44	22%
Operating margin	21.3%	18.5%	280 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $251 million, up $13 million, or 5%;
•Higher revenue in the aerospace defense market reflected higher sales for our actuation equipment principally on the F-35 and other fighter jet programs;
•Commercial aerospace market revenue increases reflected increased demand and higher OEM sales of sensors products and surface treatment services on narrowbody and widebody platforms;
•Lower general industrial market revenue was principally driven by reduced sales of industrial vehicle products serving off-highway and specialty vehicle platforms; and
•Adjusted operating income was $54 million, up 22%, reflecting a strong Adjusted operating margin up 280 basis points to 21.3%, as favorable absorption on higher revenues and the benefits of our restructuring and cost containment initiatives were partially offset by higher investment in research and development.

Curtiss-Wright Corporation, Page 5
Defense Electronics

(In millions)	Q4-2024	Q4-2023	Change
Reported
Sales	$227	$240	(5%)
Operating income	$55	$69	(21%)
Operating margin	24.1%	28.8%	(470 bps)

Adjusted (1)
Sales	$227	$240	(5%)
Operating income	$55	$69	(20%)
Operating margin	24.3%	28.8%	(450 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $227 million, down $12 million, or 5%;
•Higher revenue in the aerospace defense market was principally driven by increased sales of flight test instrumentation equipment;
•Ground defense market revenue declines principally reflected the timing of sales of embedded computing equipment on the Stryker ground combat vehicle;
•Lower revenue in the naval defense market reflected the timing of sales of embedded computing equipment supporting various domestic and international programs; and
•Adjusted operating income was $55 million, down 20% from the prior year period, while Adjusted operating margin decreased 450 basis points to 24.3%, primarily due to unfavorable absorption on lower defense revenues, unfavorable mix of products, and higher investment in research and development.

Curtiss-Wright Corporation, Page 6
Naval & Power

(In millions)	Q4-2024	Q4-2023	Change
Reported
Sales	$346	$308	12%
Operating income	$65	$57	15%
Operating margin	18.8%	18.5%	30 bps

Adjusted (1)
Sales	$346	$308	12%
Operating income	$66	$59	11%
Operating margin	19.1%	19.3%	(20 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $346 million, up $38 million, or 12%;
•Revenue growth in the naval defense market was stronger than anticipated principally driven by higher demand and timing of revenues on the Virginia-class and Columbia-class submarine programs, in addition to higher growth for aircraft handling systems to international customers;
•Lower revenue in the aerospace defense market principally reflected the timing of sales of arresting systems equipment supporting various international customers;
•Higher power & process market revenues mainly reflected increased commercial nuclear aftermarket sales supporting the maintenance of U.S. operating reactors. Those increases were partially offset by lower industrial valve sales in the process market; and
•Adjusted operating income was $66 million, up 11% from the prior year period, while Adjusted operating margin decreased 20 basis points to 19.1%, as favorable absorption on higher revenues was partially offset by unfavorable mix of products and higher investment in research and development.

Curtiss-Wright Corporation, Page 7
Free Cash Flow

(In millions)	Q4-2024	Q4-2023	Change
Net cash provided by operating activities	$301	$282	7%
Capital expenditures	(23)	(13)	84%
Reported free cash flow	$278	$270	3%
Adjusted free cash flow (1)	$278	$270	3%
(1)A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.

•Reported free cash flow of $278 million increased $8 million, primarily due to the timing of customer advances driving improved working capital partially offset by higher capital investments;
•Adjusted free cash flow of $278 million increased $8 million; and
•Capital expenditures increased approximately $11 million compared with the prior year period, primarily due to higher growth investments within the Naval & Power segment.

New Orders and Backlog
•New orders of $939 million increased 37% in the fourth quarter, principally reflecting strong demand across our A&D markets;
•Full-year 2024 new orders of $3.7 billion increased 20% and generated an overall book-to-bill of approximately 1.2x, reflecting strong growth within our A&D markets as well as solid demand for commercial nuclear products within our Commercial markets; and
•Backlog of $3.4 billion, up 20% from December 31, 2023.

Share Repurchase and Dividends
•During the fourth quarter, the Company repurchased approximately 311,000 shares of its common stock for approximately $112 million;
•During full-year 2024, the Company repurchased approximately 766,000 shares for $250 million; and
•The Company also declared a quarterly dividend of $0.21 a share.

Curtiss-Wright Corporation, Page 8
Full-Year 2025 Guidance

The Company's full-year 2025 financial guidance(1) is as follows:

($ in millions, except EPS)	2025 Guidance	% Chg vs 2024 Adjusted
Total Sales	$3,335 - $3,385	7 - 8%
Operating Income	$598 - $613	10 - 12%
Operating Margin	17.9% - 18.1%	40 - 60 bps
Diluted EPS	$12.10 - $12.40	11 - 14%
Free Cash Flow(2)	$485 - $505	0 - 4%

(1)Reconciliations of Reported to Adjusted 2024 operating results and 2025 financial guidance are available in the Appendix and exclude first-year purchase accounting costs associated with prior-year acquisitions.
(2)2025 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency (reflecting a $14 to $24 million year-over-year increase compared with 2024 results) and the timing of prior year record customer advances.

**********

A more detailed breakdown of the Company’s 2025 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss fourth quarter and full-year 2024 financial results and expectations for 2025 guidance at 11:00 a.m. ET on Thursday, February 13, 2025. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Product sales	$698,626	$667,879	$2,639,953	$2,389,711
Service sales	125,687	117,912	481,236	455,662
Total net sales	824,313	785,791	3,121,189	2,845,373

Cost of product sales	437,801	414,010	1,690,574	1,507,480
Cost of service sales	69,082	67,051	277,066	270,715
Total cost of sales	506,883	481,061	1,967,640	1,778,195

Gross profit	317,430	304,730	1,153,549	1,067,178

Research and development expenses	25,781	20,066	91,647	85,764
Selling expenses	36,158	36,306	145,360	137,088
General and administrative expenses	92,405	87,664	373,497	359,724
Restructuring expenses	8,250	—	14,448	—

Operating income	154,836	160,694	528,597	484,602

Interest expense	11,675	10,961	44,869	51,393
Other income, net	10,034	7,117	38,328	29,861

Earnings before income taxes	153,195	156,850	522,056	463,070
Provision for income taxes	(35,343)	(36,963)	(117,078)	(108,561)
Net earnings	$117,852	$119,887	$404,978	$354,509

Basic earnings per share	$3.11	$3.14	$10.61	$9.26
Diluted earnings per share	$3.09	$3.11	$10.55	$9.20

Dividends per share	$0.21	$0.20	$0.83	$0.79

Weighted average shares outstanding:
Basic	37,874	38,232	38,153	38,283
Diluted	38,137	38,505	38,373	38,529

Curtiss-Wright Corporation, Page 10

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$385,042	$406,867
Receivables, net	835,037	732,678
Inventories, net	541,442	510,033
Other current assets	88,073	67,502
Total current assets	1,849,594	1,717,080
Property, plant, and equipment, net	339,118	332,796
Goodwill	1,675,718	1,558,826
Other intangible assets, net	596,831	557,612
Operating lease right-of-use assets, net	169,350	141,435
Prepaid pension asset	299,130	261,869
Other assets	55,963	51,351
Total assets	$4,985,704	$4,620,969

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$90,000	$—
Accounts payable	247,185	243,833
Accrued expenses	219,054	188,039
Deferred revenue	459,421	303,872
Other current liabilities	80,288	70,800
Total current liabilities	1,095,948	806,544
Long-term debt	958,949	1,050,362
Deferred tax liabilities	140,659	132,319
Accrued pension and other postretirement benefit costs	67,413	66,875
Long-term operating lease liability	148,175	118,611
Other liabilities	124,761	117,845
Total liabilities	$2,535,905	$2,292,556

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	147,940	140,182
Retained earnings	3,861,073	3,487,751
Accumulated other comprehensive loss	(243,225)	(213,223)
Less: cost of treasury stock	(1,365,176)	(1,135,484)
Total stockholders' equity	2,449,799	2,328,413

Total liabilities and stockholders' equity	$4,985,704	$4,620,969

Curtiss-Wright Corporation, Page 11

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) costs associated with the Company's 2024 Restructuring Program; and (iii) the sale or divestiture of a business or product line, as applicable.

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2024			December 31, 2023			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$250,917	$—	$250,917	$238,224	$—	$238,224	5%	5%
Defense Electronics	227,475	—	227,475	239,751	—	239,751	(5)%	(5)%
Naval & Power	345,921	—	345,921	307,816	—	307,816	12%	12%

Total sales	$824,313	$—	$824,313	$785,791	$—	$785,791	5%	5%

Operating income (expense):
Aerospace & Industrial(3)	$47,876	$5,694	$53,570	$44,054	$—	$44,054	9%	22%
Defense Electronics(3)	54,775	587	55,362	69,015	—	69,015	(21)%	(20)%
Naval & Power(1)(2)(3)	65,150	962	66,112	56,845	2,529	59,374	15%	11%

Total segments	$167,801	$7,243	$175,044	$169,914	$2,529	$172,443	(1)%	2%
Corporate and other(3)	(12,965)	1,414	(11,551)	(9,221)	—	(9,221)	(41)%	(25)%

Total operating income	$154,836	$8,657	$163,493	$160,693	$2,529	$163,222	(4)%	—%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	19.1%		21.3%	18.5%		18.5%	60 bps	280 bps
Defense Electronics	24.1%		24.3%	28.8%		28.8%	(470 bps)	(450 bps)
Naval & Power	18.8%		19.1%	18.5%		19.3%	30 bps	(20 bps)
Total Curtiss-Wright	18.8%		19.8%	20.4%		20.8%	(160 bps)	(100 bps)

Segment margins	20.4%		21.2%	21.6%		21.9%	(120 bps)	(70 bps)

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes trailing costs in the prior year period associated with the divestiture of our German valves business.
(3) Excludes costs associated with the Company's 2024 Restructuring Program in the current period.

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Year Ended			Year Ended
	December 31, 2024			December 31, 2023			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$932,133	$—	$932,133	$887,228	$—	$887,228	5%	5%
Defense Electronics	910,706	—	910,706	815,912	—	815,912	12%	12%
Naval & Power	1,278,350	—	1,278,350	1,142,233	—	1,142,233	12%	12%

Total sales	$3,121,189	$—	$3,121,189	$2,845,373	$—	$2,845,373	10%	10%

Operating income (expense):
Aerospace & Industrial(3)	$148,023	$10,239	$158,262	$145,278	$—	$145,278	2%	9%
Defense Electronics(3)	224,739	1,929	226,668	191,775	—	191,775	17%	18%
Naval & Power (1)(2)(3)	199,663	2,063	201,726	189,227	9,198	198,425	6%	2%

Total segments	$572,425	$14,231	$586,656	$526,280	$9,198	$535,478	9%	10%
Corporate and other(3)	(43,828)	3,038	(40,790)	(41,678)	—	(41,678)	(5)%	2%

Total operating income	$528,597	$17,269	$545,866	$484,602	$9,198	$493,800	9%	11%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	15.9%		17.0%	16.4%		16.4%	(50 bps)	60 bps
Defense Electronics	24.7%		24.9%	23.5%		23.5%	120 bps	140 bps
Naval & Power	15.6%		15.8%	16.6%		17.4%	(100 bps)	(160 bps)
Total Curtiss-Wright	16.9%		17.5%	17.0%		17.4%	(10 bps)	10 bps

Segment margins	18.3%		18.8%	18.5%		18.8%	(20 bps)	— bps

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes trailing costs in the prior year period associated with the divestiture of our German valves business.
(3) Excludes costs associated with the Company's 2024 Restructuring Program in the current period.

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CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2024			December 31, 2023			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$171,432	$—	$171,432	$171,527	$—	$171,527	0%	0%
Ground Defense	84,654	—	84,654	87,691	—	87,691	(3%)	(3%)
Naval Defense	216,894	—	216,894	187,240	—	187,240	16%	16%
Commercial Aerospace	98,318	—	98,318	92,723	—	92,723	6%	6%
Total Aerospace & Defense	$571,298	$—	$571,298	$539,181	$—	$539,181	6%	6%

Commercial markets:
Power & Process	$146,772	$—	$146,772	$136,541	$—	$136,541	7%	7%
General Industrial	106,243	—	106,243	110,069	—	110,069	(3%)	(3%)
Total Commercial	$253,015	$—	$253,015	$246,610	$—	$246,610	3%	3%

Total Curtiss-Wright	$824,313	$—	$824,313	$785,791	$—	$785,791	5%	5%

	Year Ended			Year Ended
	December 31, 2024			December 31, 2023			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$616,590	$—	$616,590	$551,622	$—	$551,622	12%	12%
Ground Defense	353,326	—	353,326	308,008	—	308,008	15%	15%
Naval Defense	821,898	—	821,898	720,013	—	720,013	14%	14%
Commercial Aerospace	378,086	—	378,086	324,949	—	324,949	16%	16%
Total Aerospace & Defense	$2,169,900	$—	$2,169,900	$1,904,592	$—	$1,904,592	14%	14%

Commercial markets:
Power & Process	$540,788	$—	$540,788	$509,998	$—	$509,998	6%	6%
General Industrial	410,501	—	410,501	430,783	—	430,783	(5%)	(5%)
Total Commercial	$951,289	$—	$951,289	$940,781	$—	$940,781	1%	1%

Total Curtiss-Wright	$3,121,189	$—	$3,121,189	$2,845,373	$—	$2,845,373	10%	10%

Curtiss-Wright Corporation, Page 15

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Diluted earnings per share - As Reported	$3.09	$3.11	$10.55	$9.20
First year purchase accounting adjustments	0.01	0.02	0.04	0.15
Divested German valves business	—	0.03	—	0.03
Restructuring expenses	0.17	—	0.31	—
Diluted earnings per share - Adjusted (1)	$3.27	$3.16	$10.90	$9.38

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 16
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2024 Restructuring Program, and foreign currency fluctuations.

	Three Months Ended
	December 31,
	2024 vs. 2023
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	5%	9%	(5%)	(21%)	12%	15%	5%	(4%)
Less: Acquisitions	0%	0%	0%	0%	0%	1%	0%	0%
Restructuring	0%	13%	0%	1%	0%	(1%)	0%	5%
Foreign currency	0%	(2%)	0%	0%	0%	(2%)	0%	(1%)
Organic	5%	20%	(5%)	(20%)	12%	13%	5%	0%

	Year Ended
	December 31,
	2024 vs. 2023
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	5%	2%	12%	17%	12%	6%	10%	9%
Less: Acquisitions	0%	0%	0%	0%	(1%)	0%	0%	0%
Restructuring	0%	7%	0%	1%	0%	0%	0%	3%
Foreign currency	0%	(1%)	0%	0%	0%	(1%)	(1%)	0%
Organic	5%	8%	12%	18%	11%	5%	9%	12%

Curtiss-Wright Corporation, Page 17
Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow excludes payments associated with the Westinghouse legal settlement in the prior year period. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$301,299	$282,372	$544,275	$448,089
Capital expenditures	(23,271)	(12,629)	(60,974)	(44,666)
Free cash flow	$278,028	$269,743	$483,301	$403,423
Westinghouse legal settlement	—	—	—	10,000
Adjusted free cash flow	$278,028	$269,743	$483,301	$413,423
Adjusted free cash flow conversion	223%	221%	116%	114%

Curtiss-Wright Corporation, Page 18

CURTISS-WRIGHT CORPORATION
2025 Guidance
As of February 12, 2025
($'s in millions, except per share data)

	2024 Reported (GAAP)	2024 Adjustments (Non-GAAP)(1)	2024 Adjusted (Non-GAAP)(1)	2025 Reported Guidance (GAAP)		2025 Adjustments (Non-GAAP)(2)	2025 Adjusted Guidance (Non-GAAP)(2)
				Low	High		Low	High	2025 Chg vs 2024 Adjusted
Sales:
Aerospace & Industrial	$932	$—	$932	$960	$975	$—	$960	$975	3 - 5%
Defense Electronics	911	—	911	975	990	$—	975	990	7 - 9%
Naval & Power	1,278	—	1,278	1,400	1,420	$—	1,400	1,420	10 - 11%
Total sales	$3,121	$—	$3,121	$3,335	$3,385	$—	$3,335	$3,385	7 - 8%

Operating income:
Aerospace & Industrial	$148	$10	$158	$164	$169	$3	$167	$172	5 - 8%
Defense Electronics	225	2	227	244	250	—	244	250	8 - 10%
Naval & Power	200	2	202	217	223	11	228	234	13 - 16%
Total segments	572	15	587	624	641	14	638	655
Corporate and other	(44)	3	(41)	(40)	(42)	—	(40)	(42)
Total operating income	$529	$17	$546	$584	$599	$14	$598	$613	10 - 12%

Interest expense	$(45)	$—	$(45)	$(42)	$(43)	$—	$(42)	$(43)
Other income, net	38	—	38	33	34	$—	33	34
Earnings before income taxes	522	17	539	575	590	$14	589	603
Provision for income taxes	(117)	(4)	(121)	(127)	(130)	(3)	(130)	(133)
Net earnings	$405	$13	$418	$448	$460	$11	$459	$470

Diluted earnings per share	$10.55	$0.35	$10.90	$11.80	$12.10	$0.30	$12.10	$12.40	11 - 14%
Diluted shares outstanding	38.4		38.4	37.9	37.9		37.9	37.9
Effective tax rate	22.4%		22.4%	22.0%	22.0%		22.0%	22.0%

Operating margins:
Aerospace & Industrial	15.9%		17.0%	17.1%	17.3%		17.4%	17.6%	40 - 60 bps
Defense Electronics	24.7%		24.9%	25.0%	25.2%		25.0%	25.2%	10 - 30 bps
Naval & Power	15.6%		15.8%	15.5%	15.7%		16.3%	16.5%	50 - 70 bps
Total operating margin	16.9%		17.5%	17.5%	17.7%		17.9%	18.1%	40 - 60 bps

Free cash flow(3)	$483	$—	$483	$485	$505	$—	$485	$505	0 - 4%

Notes: Amounts may not add due to rounding.
(1) 2024 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(2) 2025 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2025 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency (reflecting a $14 to $24 million year-over-year increase compared with 2024 results) and the timing of prior year record customer advances.

Curtiss-Wright Corporation, Page 19

CURTISS-WRIGHT CORPORATION
2025 Sales Growth Guidance by End Market
As of February 12, 2025

	2025 % Change vs. 2024 Adjusted	% Total Sales

Aerospace & Defense Markets
Aerospace Defense	6 - 8%	20%
Ground Defense	3 - 5%	11%
Naval Defense	3 - 5%	25%
Commercial Aerospace	10 - 12%	13%
Total Aerospace & Defense	5 - 7%	69%

Commercial Markets
Power & Process	16 - 18%	19%
General Industrial	Flat	12%
Total Commercial	9 - 11%	31%

Total Curtiss-Wright Sales	7 - 8%	100%

Curtiss-Wright Corporation, Page 20
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,800 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com